U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                           INTEGRATED TECHNOLOGY GROUP
                        (Name of Srna11 Business Issuer)
         Date of Report (Date of earliest event reported) July 27, 2000

       Nevada                       333-63063                 87-058319
       (State or Other              Commission                I.R.S. Employer
       Jurisdiction of              File No.                  Identification
       Incorporation or                                       Number
       Organization)



                    301 West Main Suite 500 Ardmore, OK 73401

                                 (580-226-0511)

Item 1.

CHANGES IN CONTROL OF REGISTRANT

Introduction. On July 31, 2000 the registrant closed a Plan and Agreement of Reorganization by Exchange by Integrated Technology Group, a Nevada Corporation of its Voting Stock for Stock in and of Safe Tire Disposal Corp., a Delaware Corporation which was signed on or about June 30, 2000. Under this agreement and related resolutions of the Board of Directors, the registrant has taken the following actions:

1. Sold the assets of the company which consisted of assets related to the conduct of the Living Card Company to John F. Lund and R. Blair Lund in exchange for cancellation of 5,900,000 restricted common shares of the Company, thus reducing to 2,100,000 the number of common shares outstanding; and

2. Issued 9,000,000 common shares of the registrant constituting 80.89% of the shares of the registrant outstanding after the close, to the owners of 100% of the outstanding shares of Safe Tire Disposal Corp., an Oklahoma corporation. A copy of this agreement is attached hereto as Exhibit 2.

On July 28, 2000, acting pursuant to the Plan and Agreement of Reorganization, the new Board of Directors adopted a Resolution by Unanimous Consent by which it directed Interwest Transfer Company, Inc., the registrants transfer agency, to issue certificates representing restricted common shares of the company registered as follows:

                       Safe Tire Disposal Corp. 9,000,000

                       James N. Barber, Trustee    25,000

                                        Total:  9,025,000

The 9,000,000 shares registered to Safe Tire Disposal Corp. are the consideration for the transfer to the registrant of 100% of the outstanding common shares of Safe Tire Disposal Corp. The 25,000 shares registered to James
N. Barber, Trustee are issued in consideration of legal and finders' fees incurred in connection with the Plan and Agreement of Reorganization. A copy of this Resolution by Unanimous Consent is attached hereto as Exhibit 6. The 9,000,000 shares in exchange for 100% of Safe Tire Disposal Corp. have been transferred to the following registered owners, each of whom was the prior owner of 50% of the outstanding shares of Safe Tire. As a result of the issuance of the foregoing 9,000,000 shares, 80.89% of the registrant's outstanding shares are held as follows:

                     Name and address of     Amount and nature of     Percent
  Title of Class     beneficial owner        beneficial ownership     Of Class
  --------------     -------------------     --------------------     --------

  Common             H. Scott Holden
                     1993 Trust                 4,500,000 shares        40.45%

  Common             Harold H. Holden
                     1995 Trust                 4,500,000 shares        40.45%

  Officers and
  Directors as a
  group                                         9,000,000 shares        80.89%


Item 2. Acquisition or Disposition of Assets

The closing of the reorganization agreement and the July 28,2000 Resolution by Unanimous Consent authorizing the issuance of the shares required thereby made effective a Resolution adopted by the former Board on June 19,2000 in anticipation of the reorganization agreement, by which all the assets of the corporation on that date, which were assets related to the operation of the living card business conducted by the registrant since inception, were sold to John F. Lund and R. Blair Lund in exchange for cancellation of 5,900,000 restricted shares of the company registered to them. By its terms, this resolution became effective contemporaneously with issuance of the shares called for by the reorganization agreement.

As a result of these transactions the only remaining asset of the registrant if 100% of the issued and outstanding common stock of Safe Tire Disposal Corp.

Integrated Technology Group ("ITG"), through Safe Tire Disposal Corp., its wholly owned subsidiary, operates one plant in Oklahoma and four plants in Texas at which it recycles tires. ITG is paid to accept waste tires from tire retailers, service stations, salvage yards and from clean-up jobs with governmental agencies, private individuals and companies. It has developed a process in which it uses shredders to reduce the tires to chips or pieces of rubber ranging from 2 inch to 1/2 inch in diameter. These chips can be used for energy recovery as "Tire Derived Fuel", or for manufacturing and engineering applications (referred to as Tire Derived Product). ITG has effected proprietary improvements in its technology which it believes will permit it to increase production by shortening the production cycle, and thus lower the cost of the end product.

Safe Tire has also developed and patented a "Gasification" process which is a close-loop method of deriving petro-fuels from ground tire scraps by thermal degrading them and thereby producing smaller, less complex molecules. The process produces gas, oil and carbon. The carbon is refined to remove ash and other waste and can then be palletized or bagged and marketed to end users. The gas from the process, which has a heating value as high as 2375 Btu/cubic foot compared to natural gas that averages 1000 Btu/cubic foot, goes through a condenser to produce oil. The oil, which has the consistency of fuel oil, can be further refined into gasoline or other fuels, sold to blenders who use it to produce other petroleum products, or as a fuel to run specially designed motors for the production of electricity. The Gasification process produces extra gas that does not condense into oil which can be used to provide thermal energy to heat the tire chips. The process produces 500 pounds of carbon, 300 pounds of steel and 2.5 barrels of oil per ton of used tires.

The registrant's plants are environmentally friendly and produce virtually zero emissions.

The uses for products that can be derived from tire scraps are immense. TDF can be used to power cement and power plants. Tire chips can be further reduced into crumb rubber, which is used in the manufacture of rubberized asphalt, roofing materials, siding, automotive parts including hoses and body parts, electrical insulators and floor tiles. Crumb Rubber is also useful as an end product in barns and stables, as a surface for racing tracks and horse arenas, and as a resilient, safer surface for playgrounds. Beyond these and other present uses there is a growing industry of entrepreneurial people developing new technologies and ways to improve old methodologies for application to a new generation of rubber products. The market is being encouraged by recent governmental rules requiring agencies to purchase recycled rubber and plastic products.

Recycled rubber is a growing industry with Integrated Technology Group emerging as one of its leaders.

The 9,025,000 shares issued pursuant to the Reorganization Agreement and the July 28, 2000 resolution have not been have been registered under the Securities Act of 1933, as amended (the " Act"), but have been issued in reliance on the exemption from registration provided by § 4(2) of the Act which exempts transactions by an issuer not involving any public offering from the registration provisions of the Act. In support of its reliance on this exemption, the Board of Directors found as follows:

1. The only remaining asset of the corporation is its 100% position in the common shares of Safe Tire Disposal Corp. Safe Tire Disposal Corp. and its constituent stockholders who are the registered owners of the 9,000,000 shares of the registrant issued pursuant to the agreement are fully aware of the financial and business posture of that Company and its predecessor Living Card Company. Mr. Barber has advised the parties in connection with this transaction and is fully aware of the financial and business posture of Safe Tire Disposal Corp. and its predecessor Living Card Company.

2. The Purchasers are sophisticated investors who are able to evaluate the risks of their respective investments in common shares of this Corporation.

3. The Purchasers have sufficient information about the issuer and its predecessor, and sufficient business skill and acumen that they are not in need of the protection which would be afforded by registration of the shares being issued to them under the Securities Act of 1933.

4. The Purchasers have acknowledged that they are aware that the shares to be issued to them will constitute "restricted securities" under paragraph (a)(3) of SEC Rule 144 under the Act and that they are aware of the resale restrictions imposed upon restricted securities by the provisions of & sect;& sect; 4(1) of the Act, and SEC Rule 144 thereunder.

5. The Purchasers have acknowledged that they are purchasing their shares for investment, and not with a view to distribution except in compliance with some applicable exemption from registration. Each has agreed that the certificates representing the shares will bear a standard form restrictive legend, that stop transfer instructions may be lodged against the shares, and have agreed, at the request of the Company, to execute representations that they are purchasing the shares for investment, and not with a view to distribution.

Item 6. Resignations of Registrant's Directors

June 20,2000, in preparation for the closing of this agreement, John F. Lund and
R. Blair Lund, the only two directors of the corporation, appointed H. Scott Holden to fill the existing vacancy in the Board of Directors. On July 27,2000, John F. Lund and R. Blair Lund resigned as officers and directors of the registrant and appointed the following persons as the directors and officers of the registrant to fill their unexpired terms.

H. Scott Holden, Director, President and Chief Executive Officer C. Sue Rushing, Director, Secretary/treasurer and Comptroller Harold H. Holden, Director, Advisor to the Board Jeffrey C. Bruteyn, Director Only James N. Chatham II, Director Only

This slate of officers and directors is the same as the officers and directors of Safe Tire Disposal Corp. A copy of the Resolutions by Unanimous Consent by which these changes were effected are attached hereto as Exhibits 4 and 5, respectively.

The new directors and officers assumed control of the Corporation from John F. Lund and R. Blair Lund, former directors and officers of the corporation who resigned effective upon the appointment of their successors.

Under the Bylaws of the  corporation,  officers and directors serve terms of one
(1) year or until their successors have been elected and accepted their positions.

There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or related matters. There are no arrangements known to the registrant, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant. Harold H. Holden is the father of H. Scott Holden. The resignation of the former directors was not related to any disagreement with the registrant on any matter relating to the registrant's operations, policies or practices. They were occasioned exclusively by the business reorganization.

Item 7. Financial Statements and Exhibits

The required accompanying financial statements begin on page F-1 of this document.

                   SAFE TIRE DISPOSAL CORP. AND SUBSIDIARIES


                                                                        PAGE
                                                                        ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT                        F-2
CONSOLIDATED FINANCIAL STATEMENTS
         CONSOLIDATED BALANCE SHEET                                      F-3
         CONSOLIDATED STATEMENT OF OPERATIONS                            F-4
         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY                  F-5
         CONSOLIDATED STATEMENT OF CASH FLOWS                            F-6
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                   F-7 - F-13

Lane Gorman Trubitt L.L.P
Certified Public Accountants
2626 Howell
The Seventh Floor
Dallas, TX 75204
214.871.7500
fax 214.871.0011
Toll Free 77-231.7500
www.lgt-cpa.com

              Report for Independent Certified Public Accountants

The Board of Directors and Stockholder

Safe Tire Disposal Corp.

We have audited the accompanying consolidated balance sheet of Safe Tire Disposal Corp. and subsidiaries (Safe Tire) as of December 31,1999, and the related consolidated statements of operations, stockholder's equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Safe Tire Disposal Corp. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

Lane Gorman Trubitt, L.L.P. Dallas, Texas
February 2,2000

                    Safe Tire Disposal Corp. And Subsidiaries
                           CONSOLIDATED BALANCE SHEET
                                December 31, 1999

                                     ASSETS

CURRENT ASSETS
   Cash and Cash equivalents                                     355,669
   Accounts receivable, net allowance of $68,034                 690,102
   Other receivables                                              21,552
   Prepaid expenses                                               88,723
   Deposits                                                      118,000
   Deferred taxes                                                 15,032
                                                            ------------
            Total current assets                               1,289,078
                                                            ------------

PROPERTY, PLANT and EQUIPMENT
   Land                                                          467,040
   Buildings and improvements                                  2,562,146
   Transportation equipment                                    7,789,268
   Plant equipment                                            12,432,901
                                                            ------------
                                                              23,251,355
                                                            ------------
   Less accumulated depreciation                             (17,119,061}
                                                            ------------
            Net property, plant and equipment                  6,132,294
                                                            ------------
OTHER ASSETS
   Other Assets                                                  126,799
   Long-term advances -related party                             443,893
   Deferred taxes                                              2,608,192
                                                            ------------
                                                               3,178,884
                                                            ------------
                                                              10,600,256
                                                            ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                              366,473
   Current installments of long-term debt                      2,686,914
   Other current liabilities and accrued expenses                436,131
                                                            ------------
            Total current liabilities                          3,489,518
                                                            ------------
LONG-TERM DEBT, excluding current installments                    18,904
                                                            ------------
CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock; $1.00 par value; 50,000 shares authorized,
    1,000 issued and outstanding                                   1,000
  Preferred, $0.10 cumulative dividend, $0.01 par value;
    9,535,000 authorized, issued and outstanding                  95,350
  Additional paid-in capital                                  15,372,796
  Accumulated deficit                                         (8,377,312)
                                                            ------------
           Total stockholders' equity                          7,091,834
                                                            ------------
                                                              10,600,256
                                                            ============

                    Safe Tire Disposal Corp. And Subsidiaries
                      CONSOLIDATED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1999


Revenues

Tire processing revenue                                 10,969,565
Other revenue                                            1,160,738
                                                      ------------
         Total revenues                                 12,130,303
                                                      ============
Operating expenses

Facility and processing                                  2,781,744
Transportation                                           3,754,909
General and administrative                               2,229,168
Depreciation and amortization                            1,309,168
                                                      ------------
         Total operating expenses                       10,074,989
                                                      ------------

         Operating expenses                              2,055,314
                                                      ------------
Other income (expenses)
         Interest expense                                 (560,619)
         Interest income                                     9,791
         Gain on sale of assets                              6,628
         Income before income taxes                      1,511,114
         Deferred tax benefit                            2,623,224
                                                      ------------
         Net income                                      4,134,338
                                                      ============



                    Safe Tire Disposal Corp. And Subsidiaries
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                          Year ended December 31, 1999


                                                                                                             Corporation
                                       Shares      Amount      Shares      Amount      Capital    Deficit      Equity       Total
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Balance, December 31, 1998                1,000       1,000        --          --     8,579,205 (12,487,475)    (24,175) (3,931,445)

Issuance of
preferred stock to retire
debt                                       --          --     9,535,000      95,350   6,793,591        --          --     6,888,941
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Foregiveness advance to Recycled
Energy Power
Corporation                                --          --          --          --          --       (24,175)     24,175        --

Net
Income                                     --          --          --          --          --     4,134,338        --     4,134,338
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

Balance December 31,1999                  1,OOO       l,OOO   9,535,OOO      95,350  15,372,796  (8,377,312)       --     7,091,834
                                     ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========



                    Safe Tire Disposal Corp. And Subsidiaries
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          Year ended December 31, 1999

Cash flows from operating activities:
  Net Income                                                            $ 4,134,338

Adjustments  to  reconcile  net loss to net cash
 Provided  by operating activities:
  Depreciation and amortization                                           1,309,168
  Gain on sale of assets                                                     (6,628)
  Deferred income taxes                                                  (2,623,224)

Changes to assets and liabilities related to
 Operating activities:
  Accounts and other receivables                                            136,480
  Prepaid expenses, deposits and other assets                              (125,125)
  Accounts Payable                                                         (493,707)
  Other liabilities and accrued expenses                                   (224,689)
                                                                        -----------
           Net cash provided by operating activities                      2,106,613
                                                                        -----------
Cash flows from investing activites:

  Purchases of plant and equipment                                         (773,736)

  Purchase of other assets                                                  (99,392)

  Proceeds on sales of assets                                                 7,682
  Advances to related party                                                (337,264)
                                                                        -----------
  Net cash used in investing activities                                  (1,202,710)
                                                                        -----------
Cash flows from financing activities:
  Repayment of long-term debt                                              (579,383)
                                                                        -----------
  Net cash used in financing activites                                     (579,383)
                                                                        -----------

  Net increase in cash and cash equivalents                                 324,520
  Cash and cash equivalents at beginning of year                             31,149
  Cash and cash equivalents at end of year                                  355,669
                                                                        ===========
  Supplemental cash flow information:
  Cash paid for interest expense                                            527,413
                                                                        ===========
Supplemental schedule of non cash investing and financing activities:
  Forgiveness of long-tern debt to Recycled Energy
    Corporation through the issuance of preferred stock                   6,888,941
                                                                        ===========
  Forgiveness of advance to Recycled Energy Power Corporation                24,175
                                                                        ===========


The accompanying notes are an integral part of these statements

                    Safe Tire Disposal Corp. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Safe Tire Disposal Corp. and subsidiaries (the "Company") collect and dispose of waste tires. The process involves converting the whole waste tire into shredded chips available for sale as a by-product. The Company owns and operated one processing plant in the state of Oklahorna and four processing plants in the state of Texas. The Company's significant sources of revenues are from the states of Oklahorna and Texas for the collecting and shredding of waste tires. The Company's operations and revenues are impacted by laws and regulations of the states of Oklahorna and Texas.

In 1995, the Company diverted processing operations at it Cleveland, Texas plant to two of its other Texas processing plants, and processing operations at the plant were suspended. All assets were transferred to the Company's other Texas processing plants and the Cleveland plant is now being used by an affiliated company. Also in 1995, the Company indefinitely suspended processing operations at it Odessa, Texas plant in order to pressure the state of Texas for increased fees for collecting and disposing of waste tires in western Texas. There are no definite plans to reopen this plant.

Beginning January 1, 1998, the State of Texas relinquished control over funding of, setting rates for, and the payment of waste tire collection and disposal. Individual tire dealers are now responsible for ensuring waste tires are appropriately collected and disposed. Therefore, beginning January 1, 1998, tire dealers are responsible for negotiating with and paying waste tire processors for collecting and disposing of waste tires. The Company is unable to determine whether the change in the revenue source for collecting and disposing of waste tires will significantly impact its future results from operations or liquidity.

The Company sells tire chips to buyers. The Company is actively exploring new markets for the shredded chips which could increase the sales of the shredded chips in future years.

A summary of the Company's significant accounting policies are as follows: Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements included the financial statements of the Company and its subsidiaries. Intercompany balances and transactions between the Company and its subsidiaries have been eliminated in consolidation.

Use of Estimates in Preparation or Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and highly liquid short-term investments in money market accounts.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation. All material property, plant, and equipment additions are capitalized and depreciated on a straight-1ine basis over the estimated useful lives of the assets. Estimated useful lives range from 5 to 30 years. As assets are disposed of, cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

Income Taxes

The Company provides for income taxes under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recorded or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Chip Inventory

The Company has approximately 244,000 tire chips on hand at December 31, 1999. As noted above, the Company receives a fee for collecting, transporting, and shredding waste tires for the states of Oklahoma and Texas. In order to make the tire chips marketable to end users, the Company processes waste tires to a size smaller than required by the states. The Company is currently unable to accurately measure the incremental costs of processing waste tires below the size required by the states. Therefore, the Company does not record the tire chips as inventory on its consolidated balance sheet.

2. LONG- TERM DEBT

Long-term debt of the Company consisted for the following at December 31, 1999:

Note payable to investment company on demand. Note expired April 1 , 1998 and bank has not drafted new note. Company is making payments of $88,246 per month, including interest. Interest rate is the bank's prime rate plus 5% (13.5% at December 31, 1999). The note is collateralized by the assets of the Company. $2,683,350

Borrowing under financing agreement for property acquisition, payable in monthly installments of $453, including interest of 9%, through February 1, 1005.

The borrowing is secured by a deed of trust.                  22,468
                                                           2,705,818

Less current installments of long-term debt               (2,686,914)
                                                              18,904

The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1999 (excluding debt payable to REC), are as follows: 2000, $2,686,913; 2001, $3,897; 2002, $4,263; 2003, $4,662, and 2004, $5,995.

3. Income Taxes The components of the deferred tax assets and liabilities at December 31,1999, are as follows:

         Deferred tax assets--tax effect of:

         Allowance for doubtful accounts                $    25,173

         Net operating loss carryforward                  3,367,862

         Total deferred tax assets                        3,393,035
         Deferred tax liabilities--tax effect of:
         Property, plant, and equipment                    (759,670)
         Forbearance fee                                    (10,141)
         Total deferred tax liabilities                    (769,811)
         Net deferred tax asset/liability               $ 2,623,224


The net change in the total valuation allowance for the year ended December 31, 1999, was a decrease of $2,998,127. In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

At December 31, 1999, the Company has net operating loss carryforwards for federal income tax purposes of approximately $9,102,000, which are available to offset future federal taxable income generated, if any. The carryforwards expire as follows: $618,000 in 2009; $2,051,000 in 2010, $3,393,000 in 2011, $1,542,000
in 2017, and $1,498,000 in 2018.

4. Related party Transactions During 1995, the Company advanced $1,298,000 to Recycled Energy Power Corporation ("REPC"), a subsidiary of REC. The advance is interest free and has no associated repayment schedule. During 1997 and 1996, the Company was repaid $445,000 and $828,825, respectively, of the advance made to REPC by REC on behalf of REPC. At December 31, 1998 the advance to REPC is reflected as a decrease in stockholder's equity in the accompanying balance sheet due to the uncertainty regarding repayment of the remaining advance balance. During 1999, the Company wrote off the remaining balance of $24,175.

Included in other long-term receivables at December 31, 1999 is an advance paid to Rubber Recycling Resources for $343,060 for working capital purposes. Rubber Recycling Resources is affiliated through common ownership. The advance is interest free and has no associated repayment schedule. No repayments have been made as of December 31, 1999. Included in other long-term receivables at December 31, 1999 is an advance paid to Safe Tire Recycling for $100,833 for working capital purposes. Safe Tire Recycling is affiliated through common ownership. The advance is interest free and has no associated repayment schedule. As of December 31,1999, no repayments have been made.

5. Lease commitments The Company leases land and transportation equipment under noncancellable operating leases. The land lease agreement provides for five successive five-year renewal options, each with increased annual lease payments, and options to purchase the leased land. Rental expense for all operating leases approximated $233,000 for the year ended December 31, 1999. Future minimum lease payments under noncancellable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1999, are:

Year ending December 31: 2000 $ 182,000 2001 182,000 2002 182,000 2003 156,000

Total minimum lease payments $ 702,000


6. Letters of Credit As of December 31, 1999, the company was contingently liable for outstanding letters of credit totaling approximately $245,000. The letters of credit expire during 2000.

7. Contingent Liabilities

In the normal course of business, various actions and claims have been brought or asserted against the Company. Management does not consider these legal actions to be material to the Company's financial position, liquidity, or results of operations, except those discussed below.

Texas Natural Resource Conservation Commission ("TNRCC")

During 1994, a claim was made against Safe Tire Disposal Corporation of Texas ("Safe Tire- Texas"), a wholly-owned subsidiary of the Company, by TNRCC regarding overpayments to Safe Tire-Texas as a result of falsification of records and reports to TNRCC by certain employees of Safe Tire-Texas' Cleveland, Texas facility. The Company conducted its own investigation and determined that the dollar amount which had been overpaid was substantially less than the TNRCC claim. However, the Company compromised and settled the TNRCC claim by agreeing to allow consolidated revenues and receivables by approximately $796,000 as the period of falsified reports was primarily 1993. In September 1995, three Safe Tire-Texas employees were convicted of criminal offenses involving falsified state documents.

On December 21, 1995, the executive director of TNRCC issued a preliminary report concluding that safe Tire-Texas had committed violations of the state of Texas health and safety laws and TNRCC rules. As a result, the executive director of TNRCC recommended that TNRCC issue an order requiring Safe Tire-Texas to pay $470,480 in administrative penalties.

In February 1998, the Company and TNRCC settled the claims for assessed penalties approximating $445,000. The settlement requires the Company to pay cash penalties approximating $225,000. TNRCC will recover the cash penalties by application of amounts withheld from the Company in 1996. In 1996, the Company recorded as expense a provision for uncollectible accounts receivable, relating to such amounts being withheld by TNRCC.

The settlement also requires the Company to assist certain Texas counties, cities and other governmental entities with the collection, processing and proper disposal of illegally dumped tires, referred to as Supplemental environmental Projects ("SEP"), valued at $220,000. The specific SEP's to be performed will be mutually agreed upon by the Company and TNRCC on an ongoing basis and are to completed within 18 months of TNRCC approving the settlement. In the event the Company does not satisfy its obligations under the SEP in a timely or satisfactorily manner, TNRCC may require the Company to pay all or part of the $220,000 assessed penalty in cash. Under the settlement, for each qualifying SEP, the Company will receive credit of $1 per mile for transporting waste tires and $.66 per waste tire (18. 71bs.) processed, which will reduce the SEP obligation to TNRCC. In 1997, the Company recorded $220,000 as expense (included in settlement of litigation and claims in the consolidated statement of operations) for the SEP obligation. As of December 31,1999, $107,314 of the SEP obligation is included in other current liabilities and accrued expenses. The Company has paid off $112,686 through SEP's.

United States Environmental Protection Agency ("EPA")

On January 11, 1996, the EP A notified the Company of its potential liability with respect to response costs incurred by the EP A as a result of a fire on December 2, 1995, at the Company's Midlothian, Texas facility and made demand for payment of costs incurred through December 15, 1995 of $97,853. In June 1996, the EPA made demand upon the Company for approximately $1.2 million for response costs allegedly incurred in connection with the incident. The EP A has also indicated it will seek to recover interest on any amounts due from the Company with interest accruing from the later of (i) the date that a specified amount is demanded in writing or (ii) the date of the actual expenditure.

In December 1999, as a result of a mediation session, a Consent Decree was negotiated, whereby the Company will pay $100,000 in exchange for release of claims and dismissal of the lawsuit. The sum has been recorded as an expense in the 1999 consolidated statement of operations and has been accrued for in other current liabilities and accrued expenses.

Other Claims

Worker's compensation claims and related litigation have been asserted against the Company. The Company maintains workers' compensation insurance coverage up to a specified loss limit. Settlement of unfavorable judgment rendered against the Company in excess of the Company's insurance policy limits would be the responsibility of the Company.

The Company has not accrued any amounts related to these claims as the Company and its legal counsel are unable to determine the possible outcome or estimate the amount or possible range of loss limit. Settlement or unfavorable judgment against the Company of the workers compensation claims in excess of the Company's insurance coverage could have a material impact on the financial position and future results of operations of the Company.

The Company is a defendant in a breach contract claim filed by a party who provided services in response to the December 1995 fire at the Company's Midlothian, Texas facility. The party is seeking from the Company $197,000 relating to services provided as well as for interest and legal fees. In 1997, the Company filed a motion to abate the lawsuit based on the existence of an arbitration provision in the party's work order. The district court granted the motion to abate contingent on the Company's initiation of an arbitration proceeding. The Company initiated an arbitration proceeding with the American
Arbitration Association ("AM"). The party subsequently filed a petition in the United States Bankruptcy Court for Liquidation under Chapter 7 of the US Bankruptcy Code. Following receipt of notice of the bankruptcy filing, the AM issued notice that it would close the arbitration proceedings. The party's bankruptcy case is ongoing and the bankruptcy trustee could reopen the arbitration proceedings. The Company has not accrued any amount related to this claim as the Company and its legal counsel are unable to determine the possible outcome or estimate the amount or possible range of loss. The ultimate outcome of this claim could have a material impact on the financial position and future results of operations of the Company.

In early 1998, the company settled three lawsuits for $161,000. The lawsuits were filed by three residents of Ellis County, Texas, who asserted various claims against the Company, all of which arose as a result of a fire on December 2, 1995, at the Company's Midlothian Texas facility. The terms of the settlement included a lump sum payment of $15,000 on the settlement date and payments of $6,083 per month for 24 months beginning in March 1998. The Company and its legal counsel believe the claims are covered under the Company's commercial general liability Insurance policy in effect at the time of the fire. The Company's commercial general liability insurance carrier at such time has denied coverage. The Company filed a lawsuit in the lOth District Court, Ellis County, Texas seeking a judgment interpreting the terms of the policy, and compensating the Company for damages incurred as a result of the insurance carrier's breach of contract. A judgment of $133,963 was obtained by the Company, but the insurance carrier appealed the judgment to the lOth District Court of Appeal in Waco, Texas. Oral arguments were heard on May 19, 1999, but the Court of Appeals has not yet rendered a decision on the appeal. The insurance carrier has filed a counterclaim seeking recovery of its legal fees incurred in the lawsuit. The Company intends to vigorously pursue its claims against the insurance carrier. The Company and its legal counsel are currently unable to determine the outcome of this lawsuit. The Company recorded $165,000 as expense in its 1997 consolidated statement of operations (included in settlement of litigation and claims) relating to the settlement of the lawsuit. As of December 31, 1999, $12,167 is included in other current liability and accrued expenses.

Index of Exhibits

Item
----

Exhibit 2.         Reorganization Agreement
Exhibit 99. (i)    Consent Resolution June 19, 2000
Exhibit 99.(ii).   Consent Resolution June 20, 2000
Exhibit 99.(iii).  Consent Resolution July 27, 2000
Exhibit 99.(iv).   Consent Resolution July 28, 2000

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. There are no letters or other documents related to the resignations except the Consent Resolution of July 27, 2000.

                           INTEGRATED TECHNOLOGY GROUP

By: /s/ H. Scott Holden
---------------------------------------------
H. Scott Holden, CEO, President and Director


By:/s/ C. Sue Rushing
---------------------------------------------
C. Sue Rushing, Director, Secretary/Treasurer
and Comptroller